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                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

                                 March 25, 1996

To Duquesne Enterprises
Grant Building
Suite 2420
Pittsburgh, PA  15219

Gentlemen:

      This will confirm that in consideration of your agreement to purchase certain shares (the "Preferred Shares") of Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), of H Power Corp., a Delaware corporation (the "Company"), pursuant to the Securities Purchase Agreement dated as of March ___, 1996 (the "Purchase Agreement") between the Company and you, and as an inducement to you to consummate the transactions contemplated by the Purchase Agreement, the Company covenants and agrees with you as follows:

      1. Certain Definitions. As used in this Registration Rights Agreement ("Agreement"), the following terms shall have the following respective meanings:

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Common Stock" shall mean the Company's Common Stock, $.001 par value per share, as constituted as of the date of this Agreement.

      "Conversion Shares" shall mean shares of Common Stock issued upon conversion of the Preferred Shares.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Holder" shall mean Duquesne Enterprises, its successors and assigns.

      "Restricted Stock" shall mean the Conversion Shares, excluding shares which have been (a) registered under the securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (b) publicly sold pursuant to Rule 144 under the Securities Act, or (c) which may be sold privately.
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      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      2. Registration Rights. If the Company at any time (other than in the initial public offering) proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8, or an offering solely to its stockholders, or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to the Holder of its intention so to do, provided that at such time the Holder is the holder of Registrable Securities. Upon the Holder's written request, received by the Company within 15 business days after the giving of any such notice by the Company, to register any of the Holder's Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the Holder and all other requesting security holders having rights similar to the rights granted herein based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.

      3. Registration Procedures.

            (a) If and whenever the company is required by the provisions of
Section 2 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the Commission a registration
            statement (which, in the case of an underwritten public offering, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep registration statement effective for the period specified in Section 3(i) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement


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            in accordance with the Holder's intended method of disposition set forth in such registration statement for such period;

                  (iii) furnish to the Holder and other sellers and to each
            underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (iv) use its best efforts to register or qualify the
            Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Holder, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (v) use its best efforts to list or have admitted for trading the Restricted Stock covered by such registration statement with any securities exchange or listing agency (including Nasdaq) on which the Common Stock of the Company is then listed;

                  (vi) immediately notify the Holder and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vii) if the offering is underwritten and at the request of the Holder, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Holder, stating that such registration statement has become effective under the Securities Act, and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act, (2) the registration statement, the related prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), and (3) to such other effects as reasonably may be requested by


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            counsel for the underwriters or by the Holder or its counsel, and
            (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Holder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                  (viii) make available for inspection by the Holder and any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

            (b) For purposes of Section 3(i) and 3(ii) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

            (c) In connection with each registration hereunder, the Holder will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

            (d) In connection with each registration pursuant to Section 2 hereof covering an underwritten public offering, the Company and the Holder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

      4. Indemnification.

            (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2, the Company will indemnify and hold harmless the Holder, each underwriter of such Restricted Stock and each other person, if any, who controls the Holder or underwriter within


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the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, underwriter or controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2, the Holder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Holder, as such, furnished in writing to the Company by the Holder specifically for use in such registration statement or prospectus; and further, provided, that the liability of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of Restricted Stock sold as contemplated herein.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made


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against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4 and shall only relieve it from any liability which it may have to such indemnified party under this Section 4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      5. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

      6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself


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of any rule or regulation of the commission allowing the Holder to sell any
Restricted Stock without registration.

      7. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

            (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, moratorium and other laws generally affecting the rights and remedies of creditors.

            (c) The Company represents and warrants that it shall not enter into any other agreement with any holder or prospective holder of any securities of the Company which would be inconsistent with the terms and provisions contained in this Agreement.

      8. Miscellaneous.

            (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any Preferred Shares or Restricted Stock), whether so expressed or not.

            (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

                  (i) If to the Company or to the Holder, at the address of such party set forth in the Purchase Agreement, with appropriate copies as noted therein;

                  (ii) If to any subsequent holder of Preferred Shares or
            Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;


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or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of the Holder) or to the Holder (in the case of the Company) in accordance with the provisions of this paragraph.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Holder.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, the Holder shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company, shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 8(f).

            (g) Notwithstanding the provisions of Section 3(a) hereof, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed.

            (h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


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            Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this Agreement, whereupon this Registration Rights Agreement shall be a binding agreement between the Company and you.


                                    Very truly yours,

                                    H POWER CORP.


                                    By: /s/ R. C. Cope
                                       ---------------------------------------

                                    Title: President
                                       ---------------------------------------

Accepted and agreed to,
with the intent to be legally bound,
this 25th day of March, 1996.


DUQUESNE ENTERPRISES


By:    /s/ Anthony Villioti
       ---------------------------------------
Title: Vice President
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